Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-240298, 333-226830, 333-216901, 333-170381, 333-152767, 333-124689 and 333-09062) and Form F-3 (Registration No. 333-234586) of AstraZeneca PLC of our report dated February 8, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Alexion Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLC

Boston, Massachusetts
July 21, 2021